UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 2, 2009

TANGER PROPERTIES LIMITED PARTNERSHIP

_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of Incorporation)	333-3526-01 (Commission File Number)	56-1822494 (I.R.S. Employer Identification Number)

3200 Northline Avenue, Greensboro, North Carolina 27408 (Address of principal executive offices) (Zip Code)
(336) 292-3010 (Registrants’ telephone number, including area code) N/A (former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange

⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

Tanger Properties Limited Partnership, or the “Operating Partnership”, is filing this Current Report on Form 8-K solely to reflect certain accounting adjustments described below with respect to the financial information contained in the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 or the “2008 Form 10-K”, which was filed with the United States Securities and Exchange Commission or the “SEC”, on February 27, 2009.  This Current Report on Form 8-K shows the effects of the retrospective adoption on January 1, 2009 of the following:

•
Financial Accounting Standards Board, or “FASB”, Staff Position APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or FSP APB 14-1.  The adoption of FSP APB 14-1 affects the accounting for our $149.5 million 3.75% convertible unsecured notes due 2026, or the Exchangeable Notes.  FSP APB 14-1 requires bifurcation of the Exchangeable Notes into a debt component that is initially recorded at fair value and an equity component.  The difference between the fair value of the debt component and the initial proceeds from issuance of the instrument is recorded as a component of equity.  The liability component of the debt instrument is accreted to par using the effective interest method over the remaining life of the debt (the first redemption date in August 2011).  The accretion is reported as a component of interest expense.  The equity component is not subsequently re-valued as long as it continues to qualify for equity treatment.  The retrospective adoption of FSP APB 14-1 affects the Operating Partnership’s financial information for the years 2006 through 2008, as reflected in Exhibit 99.1, 99.2 and 99.3, respectively,  The adoption reduced income from continuing operations and net income by approximately $2.7 million, $2.5 million and $934,000 in each of the years ending December 31, 2008, 2007 and 2006, respectively.

•
FASB Staff Position EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” or FSP EITF 03-6-1.  FSP EITF 03-6-1 addresses whether instruments granted in share-based payment awards are participating securities prior to vesting, and therefore, need to be included in the earnings allocation when computing earnings per share under the two-class method as described in SFAS No. 128.  In accordance with FSP EITF 03-6-1, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  The retrospective adoption of FSP APB 14-1 affects the Operating Partnership’s financial information for the years 2004 through 2008, as reflected in Exhibit 99.1, 99.2 and 99.3, respectively.  The adoption decreased diluted earnings per unit by approximately $.04, $.03, $.02, $.02 and $.01 per unit in each of the years ending December 31, 2008, 2007, 2006, 2005 and 2004, respectively.

The information in this Form 8-K does not reflect any event or development occurring after February 27, 2009, the date on which the Operating Partnership filed its 2008 10-K.  Except as described above, we have not modified or updated any disclosures in our 2008 Form 10-K.  This Current Report on Form 8-K should be read in conjunction with our 2008 Form 10-K.  For a discussion of events and developments subsequent to the filing of the Operating Partnership’s 2008 Form 10-K, please refer to the Operating Partnership’s SEC filings since that date.

Item 9.01                 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
23.1	Consent of Independent Registered Public Accounting Firm (PricewaterhouseCoopers LLP)
99.1	Selected Operating Partnership Financial Data as of and for the years ended December 31, 2008, 2007, 2006, 2005 and 2004
99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations as of December 31, 2008
99.3	Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 2, 2009

TANGER PROPERTIES LIMITED PARTNERSHIP

By:     TANGER GP TRUST, its sole general partner

By:      /s/ Frank C. Marchisello, Jr.
Frank C. Marchisello, Jr.
  Vice President, Treasurer & Assistant Secretary